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                                                                  EXHIBIT 99.B24


                               POWER OF ATTORNEY



     The person whose signature appears below hereby appoints Charles F. Custer, Stephen B. Timbers and Philip J. Collora and each of them, any of whom may act without the joinder of the others, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Kemper Target Equity Fund.



          Signature                     Title           Date
          ---------                     -----           ----
  /s/ Dominique P. Morax                Trustee         September 2, 1996
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